FOURTH AMENDMENT AND WAIVER
THIS FOURTH AMENDMENT AND WAIVER (this “Amendment”) dated as of November 8, 2005 to the Credit Agreement referenced below is by and among C&D TECHNOLOGIES, INC., a Delaware corporation (the “Parent”), C&D INTERNATIONAL INVESTMENT HOLDINGS INC., a Delaware corporation (“International” and together with the Parent, the “Borrowers”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent.
W I T N E S S E T H
WHEREAS, a $200 million revolving credit facility has been extended to the Borrowers pursuant to the Amended and Restated Credit Agreement (as amended, modified and supplemented, the “Credit Agreement”) dated as of June 30, 2004 among the Borrowers, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and
WHEREAS, the Parent has requested a waiver and certain modifications to the Credit Agreement and the Required Lenders have agreed to the requested waiver and modifications on the terms set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.   Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
2.   Waiver. The Required Lenders hereby waive any Default or Event of Default arising solely from the Borrowers’ failure to comply with Section 8.11 of the Credit Agreement for the fiscal quarter ended on or about October 31, 2005. This waiver is a one-time waiver and shall not be deemed to modify or affect the obligations of the Borrowers and the Guarantors to comply with each and every other obligation under the Credit Agreement and the other Loan Documents from and after the date hereof.
3.   Amendments. The Credit Agreement is amended in the following respects:
3.1  Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, during the period from the date hereof through December 31, 2005, the Borrowers shall not request, and the Lenders shall be under no obligation to make, Credit Extensions in an aggregate principal amount in excess of the sum of (i) the Outstanding Amount of all Loans and Letters of Credit on the date hereof plus (ii) $20,000,000 minus (iii) mandatory prepayments on Loans and Cash Collateralization of Letters of Credit made pursuant to Section 2.05(b)(ii) of the Credit Agreement.

3.2  The following definitions are added to Section 1.01 to read as follows:
“Debt Issuance” means the issuance by the Parent or any Subsidiary of any Indebtedness pursuant to Section 8.03(k) or Section 8.03(m) or any Indebtedness that it not permitted under Section 8.03.
“Equity Issuance” means any issuance by the Parent or any Subsidiary to any Person of its Capital Stock, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Capital Stock, and (d) any issuance by the Parent of its Capital Stock as consideration for a Permitted Acquisition.
3.3  The definitions of “Net Cash Proceeds” and “Subordinated Indebtedness” in Section 1.01 are amended to read as follows:
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Parent or any Subsidiary in respect of any Debt Issuance or Equity Issuance, net of (a) direct costs incurred in connection therewith and with any concurrent or prior financing (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Parent or any Subsidiary in any Debt Issuance or Equity Issuance.
“Subordinated Indebtedness” means any Indebtedness of the Parent or any Subsidiary that by its terms is expressly subordinated to the Obligations in a manner and to an extent satisfactory to the Administrative Agent.
3.4  In the definition of “Excluded Property” in Section 1.01 the “and” at the end of clause (d) is deleted, the “.” at the end of clause (e) is replaced with “and”, and a new clause (f) is added thereto to read as follows:
(f) any real property located in the state of Georgia unless requested by the Administrative Agent or the Required Lenders.
3.5  Section 2.05(b)(ii) is amended to read as follows:
(ii) Immediately upon receipt by the Parent or any Subsidiary of the Net Cash Proceeds of any Debt Issuance or any Equity Issuance, the Parent shall prepay the Loans and/or Cash Collateralize the L/C Obligations (as provided in clause (iii) below) in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds.

3.6  A new Section 7.15 is added to read as follows:
7.15 Debt and/or Equity Issuance
Cause the Parent to consummate Debt Issuances and/or Equity Issuances on or before December 31, 2005 that result in Net Cash Proceeds in an aggregate amount sufficient to repay the Obligations in full.
3.7  In Section 8.01 the “and” at the end of clause (o) is deleted, the “.” at the end of clause (p) is replaced with “; and”, and a new clause (q) is added thereto to read as follows:
(q) UCC-1 financing statements pre-filed by a Person that intends to issue secured Indebtedness to the Parent or any of its Subsidiaries, provided that such UCC-1 financing statements do not relate to any outstanding Liens or Indebtedness.
3.8  In clauses (c) and (g) of Section 8.03, the phrase “and Section 8.03(k)” is deleted.
3.9  Section 8.03(k) is amended to read as follows:
other unsecured Indebtedness, provided that the terms and conditions thereof are reasonably acceptable to the Administrative Agent;
3.10  Section 8.03(m) is amended to read as follows:
(m) Subordinated Indebtedness.
3.11  Clause (v) of Section 8.09 is amended to read as follows:
(v) any document or instrument governing Subordinated Indebtedness or unsecured Indebtedness issued pursuant to Section 8.03(k).
3.12  Section 9.01(b)(ii) is amended to read as follows:
(ii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.05(a), 7.11, 7.15 or Article VIII; or
4.   Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:
(a) receipt by the Administrative Agent of counterparts of this Amendment executed by the Loan Parties and the Required Lenders;
(b) payment by the Borrower to the Administrative Agent, for the account of each Lender (including Bank of America) that approves this Amendment, of an amendment fee in an amount equal to five basis points (0.05%) on each such Lender’s Revolving Commitment; and
(c) payment by the Borrower of all other reasonable fees and expenses owing to the Administrative Agent and its Affiliates in connection with this Amendment.
5. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.
6. Reaffirmation of Representations and Warranties under Loan Documents. After giving effect to this Amendment, each Loan Party represents and warrants that each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).
7. Reaffirmation of Guaranty. Each Loan Party (i) acknowledges and agrees to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.
8. Reaffirmation of Security Interests. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents is valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.
10. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment and Waiver to be duly executed and delivered as of the date first above written.

PARENT:	C&D TECHNOLOGIES, INC., a Delaware corporation
	By:	/s/ Stephen E. Markert, Jr.
		Name:	Stephen E. Markert, Jr.
		Title:	Vice President and Chief Financial Officer

INTERNATIONAL:	C&D INTERNATIONAL INVESTMENT HOLDINGS INC., a Delaware corporation
	By:	/s/ Robert T. Marley
		Name:	Robert T. Marley
		Title:	Vice President and Treasurer

GUARANTORS:	C&D CHARTER HOLDINGS, INC., a Delaware corporation C&D TECHNOLOGIES (DATEL), INC., a Delaware corporation C&D DYNAMO CORP., a Delaware corporation DYNAMO ACQUISITION CORP., a Delaware corporation
	By:	/s/ Robert T. Marley
		Name:	Robert T. Marley
		Title:	Vice President and Treasurer of each foregoing Guarantor

C&D TECHNOLOGIES (CPS) LLC, a Delaware limited liability company
	By:	/s/ Robert T. Marley
		Name:	Robert T. Marley
		Title:	Treasurer

DATEL HOLDING CORPORATION, a Delaware corporation
	By:	/s/ Robert T. Marley
		Name:	Robert T. Marley
		Title:	Treasurer

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ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Michael Brashler
		Name:	Michael Brashler
		Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
	By:	/s/ Mary Giermek
		Name:	Mary Giermek
		Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION
	By:	/s/ Dusko Marinoviæ
		Name:	Dusko Marinoviæ
		Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ Patrick D. Finn
		Name:	Patrick D. Finn
		Title:	Managing Director

THE BANK OF NEW YORK
	By:	/s/ Frank S. Bridges
		Name:	Frank S. Bridges
		Title:	Vice President

M&T BANK
	By:	/s/ Joshua C. Becker
		Name:	Joshua C. Becker
		Title:	Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

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CITIZENS BANK
By:	/s/ Mark Torie
	Name:	Mark Torie
	Title:	Senior Vice President

COMERICA BANK
By:	/s/ Richard C. Hampson
	Name:	Richard C. Hampson
	Title:	Vice President

CALYON NEW YORK BRANCH
By:	/s/ James D.A. Gibson
	Name:	James D.A. Gibson
	Title:	Managing Director

By:	/s/ Michael Madnick
	Name:	Michael Madnick
	Title:	Director

SOVEREIGN BANK
By:	/s/ Karl F. Schultz
	Name:	Karl F. Schultz
	Title:	Vice President